SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (Rule 14C-101)

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

                           Check the appropriate box:

X        Preliminary Information Statement

         Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

         Definitive Information Statement

                                DSE FISHMAN, INC.

                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee previously paid with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                DSE FISHMAN INC.
                            501 Manatee Ave., Suite B
                             Holmes Beach, FL 34217
                                  941-779-2243

                                  June __, 2004

Dear Stockholder:

         We are sending you this Information Statement to inform you of the adoption of a resolution on May 17, 2004 by consent (the "Written Consent") from the Board of Directors (the "Board") and certain principal stockholders of the Company (identified in the section entitled "Security Ownership of Certain Beneficial Owners and Management") holding 9,140,000 shares of Common Stock, representing 87% of the total issued and outstanding Common Stock, adopting a resolution to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock, par value $.001 per share, from 24,000,000 to 99,000,000

         The Board of Directors believes that it is advisable in the best interests of the Company to increase its authorized capital since it plans to file to become a Business Development Company under the Investment Company Act of 1940 ("1940 Act") in order to operate as a non-diversified company as that term is defined in Section 5(b)(2) of the 1940 Act. Upon becoming a Business Development Company, the Company intends to attempt to raise capital through the self-underwritten sale of shares of its common stock .pursuant to Regulation E of the 1933 Act.

         The full text of the Amended Articles of Incorporation is attached as Annex I to this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

         The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

         This Information Statement is being mailed on or about June   , 2004 to
stockholders of record on May 17, 2004 (the "Record Date").


                                         /s/ Lisa Fincher
                                         --------------------------------------
                                         President and Chief Executive Officer

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

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934
                           AND RULE 14c-2 THEREUNDER

         We are sending you this Information Statement to inform you of the adoption of a resolution on May 17, 2004 by consent (the "Written Consent") from the Board of Directors (the "Board") and certain principal stockholders of the Company (identified in the section entitled "Security Ownership of Certain Beneficial Owners and Management") holding 9,140,000 shares of Common Stock, representing 87% of the total issued and outstanding Common Stock, adopting a resolution to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock, par value $.001 per share, from 24,000,000 to 99,000,000

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required; Manner of Approval

         The proposed amendment requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on May 17, 2004 (the "Record Date"), the day in which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment to the Articles of Incorporation. As of the record date, the Company had ten million five hundred thousand (10,500,000) shares of common stock issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable.

         The transfer agent for the common stock is Standard Registrar & Transfer Company, Inc., 12528 South 1840 East, Draper, Utah 84020. Its telephone number is 801-571-8844.

Meeting Not Required

         Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

         This information statement is being furnished to all holders of common stock of the Company. The Form 10-KSB for the year ended July 31, 2003 and all prior and subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

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

Dissenters Rights of Appraisal

         There are no dissenter's rights of appraisal applicable to this action to change the authorized capital of the Company.

Proposals by Security holders

         No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owners and Management

         The following table lists, as of May 17, 2004, the number of shares of common stock beneficially owned by

(i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;
(ii)     each officer and director of the Company; and
(iii)    all officers and directors as a group.

Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

         The percentages below are calculated based on 10,500,000 shares of DSE Fishman, Inc. common stock issued and outstanding as of May 17, 2004. There are no options, warrants or other securities convertible into shares of Company common stock outstanding.

                                                                                           Percent of
1  2 Name and address of beneficial owner         Amount and nature of ownership              class
-----------------------------------------         ------------------------------           -----------
Doyle S. Elliott                                  3             8,940,000                    85.1%
Peter Moroz                                                       100,000                       .95%
Lisa Fincher                                                      100,000                       .95%
All officers and directors as a group(2 persons)                  200,000                       1.9%

--------
1 Unless otherwise indicated, each shareholder's address is c/o the Company at 501 Manatee Avenue, Suite B, Holmes Beach, FL 34217.
2 The persons and entities indicated have provided written consent to amend the Company's Articles of Incorporation in the manner as indicated in Annex 1 hereto. Majority written consent is attached hereto as Annex II.
3 Includes an aggregate 1,440,000 shares owned by Mr. Elliott's wife and 3 children (360,000 each), Mr. Elliott disclaims any beneficial interest in or control over any of such 1,440,000 shares other than that which may be attributed to him by operation of law. Mr. Elliott resigned as an officer and director of the Company on April 26, 2004.

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

         Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that options, warrants or convertible securities that are held by such person (not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. All options heretofore granted by the Company have been subsequently exercised and there are currently no options, warrants or any other form of securities convertible into its common stock outstanding.

         There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL TO INCREASE THE AUTHORIZED CAPITAL

         The Board of Directors has determined that it would be in the best interest of the Company to increase its authorized capital from 24,000,000 shares of common stock, $0.001 par value per share to 99,000,000 shares of common stock, $0.001 par value per share.

Reasons for the Proposal

         The Company currently has issued and outstanding 10,500,000 shares of its common stock. Its authorized capital consists of 24,000,000 shares of common stock $0.001 par value per share. That leaves 13,500,000 shares of common stock available for issuance at this time. The Company believes that it will need additional shares of common stock available for issuance in the future to raise capital and believes that it is prudent at this time to increase the Company's authorized capital. To do so, a majority of the issued and outstanding shares of common stock must approve of the amendment to the articles of incorporation.

Effect

         The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share, if any, of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

Certain Matters Related to the Proposal

         The amendment to the articles of incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after the Definitive Information Statement is mailed to the Company's shareholders.

Interest of Certain Persons in Favor of or in Opposition to Increasing the Authorized Capital

         No officer or director is currently expected to receive any direct or indirect benefit from the Company's proposed increase in its authorized capital. No officer or director or any person has notified the Company that it intends to oppose the Company's increase in authorized capital.

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

Other Matters

         The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.


         IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE AMENDED ARTICLES, PLEASE CONTACT:

Lisa Fincher
President and Chief Executive Officer
DSE Fishman, Inc.
501 Manatee Avenue
Suite B
Holmes Beach, Florida 34217
Telephone Number: 941-779-2243




             By order of the Board of Directors of DSE FISHMAN, INC.



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

ANNEX I. Amended Articles of Incorporation

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF DSE FISHMAN, INC.

It is hereby certified that:

1.       The name of the corporation is DSE FISHMAN, INC. (the "Corporation"):

2. The certificate of incorporation of the corporation is hereby amended by striking out Article IV (a) thereof and by substituting in lieu of said article the following new Article IV(a):

         (a) The Corporation shall be authorized to issue the following shares:

         Class          Number of Shares        Par Value
         ---------      ----------------        ---------
         Common              99,000,000             $.001
         Preferred            1,000,000             $.001

3. The balance of Article IV, paragraphs designated (b), (c) and (d) shall remain as is.

Signed on this 17th day of May, 2004.

By: ________________________________
Name:    Lisa Fincher
Title:   Chief Executive Officer













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